As filed with the Securities and Exchange Commission on June 14, 2006

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

 _________________________________________________________________

PROBE MANUFACTURING, INC.

(Exact Name of Registrant as Specified in its Charter)

           NEVADA

20-2675800

(State or other jurisdiction of

 (I.R.S. Employer

 incorporation or organization)

 Identification No.)

17475 Gillette Avenue, Irvine CA

 92614

(Address of principal executive offices)

 (Zip Code)

Registrant's telephone number, including area code:       (949) 206-6868

PROBE’S DIRECTOR COMPENSATION PLAN

(Full Title of the Plan)

 _______________________________________________________________________________________________________

Kambiz Mahdi

Probe Manufacturing, Inc.

17475 Gillette Avenue,

Irvine, California 92614

(949) 206-6868

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	☐	Accelerated filer	☐

Non-accelerated filer	☐		Smaller reporting company	☒

DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment relates to the Registration Statement filed on June 14, 2006 on Form S-8 (the “Registration Statement”), registering 500,000 shares of common stock to be offered pursuant to the Probe’s Directors Compensation Plan for members of the board of directors of Probe Manufacturing, Inc. The purpose of this post-effective amendment is to terminate the Registration Statement and to remove from registration all of the securities registered thereby which remain unsold as of the date hereof.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, California, on November 19, 2010.

Probe Manufacturing, Inc.

By:	/S/ Kambiz Mahdi
Name:	Kambiz Mahdi
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated, in Irvine, California on November 19, 2010.

Signature	Capacity

/S/ Kambiz Mahdi	Chairman, Board of Directors
Kambiz Mahdi	(Principal Executive Officer)

/S/ Shervin Talieh
Shervin Talieh	Member, Board of Directors

/S/ John Bennett	Member, Board of Directors
John Bennett	(Principal Financial Officer)